    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 14, 1998
                              REGISTRATION NO. 333-
------------------------------------------------------------------------------
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                       SECURITIES AND EXCHANGE COMMISSION
                      ------------------------------------



                                    FORM S-3
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                      ------------------------------------


                                PLC SYSTEMS INC.
             (Exact name of registrant as specified in its charter)

       BRITISH COLUMBIA                        04-3153858
(State or other jurisdiction of             (I.R.S. Employer
incorporation or organization)             Identification No.)

                              JENNIFER MILLER, ESQ.
                                PLC SYSTEMS INC.
                                  10 FORGE PARK
                          FRANKLIN, MASSACHUSETTS 02038
                                 (508) 541-8800
                      ------------------------------------

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                      ------------------------------------


                                    COPY TO:

                                STEVEN S. SIEGEL
                   BROWNSTEIN HYATT FARBER & STRICKLAND, P.C.
                       410 SEVENTEENTH STREET, 22ND FLOOR
                             DENVER, COLORADO 80202
                                 (303) 534-6335

                      ------------------------------------

Approximate date of commencement of proposed sale to public: as soon as practicable after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                      ------------------------------------

                      CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Title of each class of         Proposed maximum                 Amount of
     securities            aggregate offering price          Registration Fee
--------------------------------------------------------------------------------
Common Stock, no par            $12,000,000 (1)                 $3,336.00(1)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) The maximum aggregate offering price of the Common Stock registered hereunder will not exceed $12,000,000. Pursuant to Rule 457(o), the registration fee is calculated on the aggregate maximum offering price of the Common Stock, and the table does not specify information about the amount of shares to be registered or the proposed maximum offering price per share.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                   PROSPECTUS

                 SUBJECT TO COMPLETION. DATED DECEMBER 14, 1998.

                                   $12,000,000
                                PLC SYSTEMS INC.

                                  COMMON STOCK

                              --------------------

     This Prospectus is part of a Registration Statement we filed with the Securities and Exchange Commission using a "shelf" registration process. This means:

     *    we may issue up to $12,000,000 of Common Stock from time to time.

     * we will circulate a Prospectus Supplement each time we issue the Common Stock.

     * the Prospectus Supplement will inform you about the specific terms of that offering and also may add, update or change information contained in this Prospectus.

     * you should read this Prospectus and any Prospectus Supplement carefully before you invest.

     Our Common Stock is traded on the American Stock Exchange under the symbol "PLC". On December __, 1998, the last reported sale price for the Common Stock on the American Stock Exchange was $ ___ per share.

     SEE "RISK FACTORS" BEGINNING ON PAGE 4 TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF THE COMMON STOCK.

                         -------------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         -------------------------------

                 The date of this Prospectus is December   , 1998.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Rooms in Washington, D.C., New York, New York and Chicago, Illinois. The Public Reference Room in Washington, D.C. is located at 450 Fifth Street, N.W. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms.

     Our Common Stock is listed on the American Stock Exchange, 86 Trinity Place, New York, New York 10006. Reports, proxy statements and other information concerning our Company can be reviewed at the American Stock Exchange.

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the Common Stock:

     *    Annual Report on Form 10-K for the year ended December 31, 1997;

     * Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1998;

     *    Current Report on Form 8-K, filed August 21, 1998; and

     * The description of our Common Stock contained in our Registration Statement on Form 8-A, filed August 21, 1992, and amended September 11 and October 19, 1992.

We have also filed a registration statement on Form S-3 (the "Registration Statement") with the SEC under the Securities Act of 1933. This Prospectus does not contain all of the information set forth in the Registration Statement. You should read the Registration Statement for further information about our company and the Common Stock. You may request a copy of these filings at no cost. Please direct your requests to:

                           Jennifer Miller, Esq.
                           General Counsel
                           PLC Systems Inc.
                           10 Forge Park
                           Franklin, Massachusetts 02038
                           (508) 541-8800

You may also want to refer to our web site at www.plcmed.com.

     You should rely only on the information incorporated by reference or provided in this Prospectus or any Prospectus Supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of the Common Stock in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any Prospectus Supplement is accurate as of any date other than the date on the front page of those documents.

                    NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements deal with our current plans, intentions, beliefs and expectations and statements of future economic performance. Statements containing terms such as "believes," "does not believe," "plans," "expects," "intends," "estimates," "anticipates" and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements.

     Forward-looking statements involve known and unknown risks and uncertainties which may cause our actual results in future periods to differ materially from what is currently anticipated. We make cautionary statements in certain sections of this Prospectus, including under "Risk Factors." You should read these cautionary statements as being applicable to all related forward-looking statements wherever they appear in this Prospectus, in the materials referred to in this Prospectus, in the materials incorporated by reference into this Prospectus, or in our press releases.

     No forward-looking statement is a guarantee of future performance and you should not place undue reliance on any forward-looking statement.

                                PLC SYSTEMS INC.

OUR PRODUCT -- THE HEART LASER SYSTEM

     We develop and market one principal product: a patented high-powered carbon dioxide laser system known as The Heart Laser-TM- System. The Heart Laser System is designed for use in the treatment of coronary artery disease in a surgical laser procedure we pioneered known as transmyocardial revascularization ("TMR"). We believe that TMR using The Heart Laser System:

     * may be used to treat patients who cannot be helped by conventional treatments;

     * may provide an adjunctive or alternative therapy to conventional treatments of coronary artery disease, such as coronary artery bypass graft surgery and balloon angioplasty; and

     * may lead to lower treatment costs, decreased hospital stays, quicker recovery, reduced trauma and side effects, and improved quality of life.

HOW OUR PRODUCT WORKS

     TMR using The Heart Laser System creates new channels in the heart that permit oxygenated blood to flow from the inside of the heart to areas of the heart muscle that are not fully functional because of coronary artery disease. Through a small incision between a patient's ribs, a heart surgeon uses The Heart Laser System to make 20 to 40 tiny channels from the outside of the heart muscle into the cavity of the heart holding oxygenated blood. Because we designed TMR using The Heart Laser System to be performed on a beating heart, it does not require the use of a heart-lung machine or a blood transfusion. Furthermore, TMR using The Heart Laser System utilizes patented technology to synchronize the firing of the laser with the patient's heartbeat. The laser fires when the heart is relatively still, reducing the risk of harm that has occurred when TMR is performed without synchronization.

GOVERNMENT APPROVAL

     We first submitted a request for pre-market approval of The Heart Laser System to the U.S. Food and Drug Administration (the "FDA") in 1995. In April 1998, the circulatory systems devices panel of the FDA unanimously recommended The Heart Laser System for marketing to patients who suffer from severe, stable heart disease and are not amenable to conventional treatments. In August 1998, we became the first company to receive FDA approval to market a heart laser system for TMR. We have begun marketing The Heart Laser System to the estimated 120,000 patients worldwide who suffer from severe heart disease but cannot be treated with conventional therapies.

NEED FOR COMMERCIAL ACCEPTANCE

     Over 4,000 patients have been treated with TMR using The Heart Laser System in the United States and overseas. As of September 30, 1998, we have shipped The Heart Laser System to 36 sites in the United States and 71 sites overseas. Although a number of research studies, including one conducted by the Texas Heart Institute, have reported favorably on The Heart Laser System, we have not yet received widespread commercial acceptance. Our success depends on our ability to market The Heart Laser System.

GENERAL

     We incorporated pursuant to the Company Act of British Columbia, Canada on March 3, 1987. Our principal offices are located at 10 Forge Park, Franklin, Massachusetts 02038. Our telephone number is (508) 541- 8800. For more information, please refer to our web site at www.plcmed.com.

                                  RISK FACTORS

     YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE MAKING AN INVESTMENT DECISION. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES FACING OUR COMPANY. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS OPERATIONS.

     IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED. IN SUCH CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

     THIS PROSPECTUS ALSO CONTAINS AND INCORPORATES BY REFERENCE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THE RISKS DESCRIBED BELOW AND ELSEWHERE IN THIS PROSPECTUS.

DEVELOPMENT STAGE COMPANY WITH A LIMITED OPERATING HISTORY

     PLC Systems Inc. was founded in 1987 and is still in the development stage. We have incurred operating losses in every year of our existence except 1995. An investor in our Common Stock must consider the risks and difficulties encountered by development stage companies, particularly because we compete in a technologically competitive global market. These risks include:

     * substantial dependence on one product, The Heart Laser System, which has not achieved widespread commercial acceptance;

     * a need for government approval in the United States and overseas before we can market our product for a broader use;

     *    sensitivity to continued technological development by our competition;

     * potential limitations on reimbursement of our customers by Medicare, Medicaid and private insurance companies for TMR procedures; and

     *    dependence on key personnel.

We cannot be certain that our business strategy will be successful or that we will successfully address these or other risks.

DEPENDENCE ON THE HEART LASER SYSTEM

     We will continue to focus our resources on the development and refinement of The Heart Laser System and single use surgical products. Currently, The Heart Laser System is our principal product. If we are unable to maintain regulatory approvals or to achieve widespread commercial acceptance of TMR using The Heart Laser System, our business, financial condition and results of operations will be materially and adversely affected.

LACK OF COMMERCIAL AND CLINICAL ACCEPTANCE; UNCERTAINTY OF OUR TECHNOLOGY

     TMR using The Heart Laser System is new and only recently becoming known. To be successful, we need to demonstrate to the medical community in general, and to heart surgeons and cardiologists in particular, that TMR using The Heart Laser System is effective, relatively safe and cost effective. We also need to train heart surgeons to perform TMR using The Heart Laser System. To date, we have trained only a limited number of heart surgeons and will need to expand our marketing and training capabilities. Moreover, even if The Heart Laser System becomes generally accepted by the medical community, doctors may not recommend TMR or may recommend a competitor's product. We cannot be sure that our technology will be accepted as an adjunctive or alternative therapy to other existing or new therapies. Heart surgeons and cardiologists may reject TMR using The Heart Laser System as an appropriate course of treatment for their patents. If we fail to achieve clinical and commercial acceptance, our business, financial condition and operations will be adversely affected.

LACK OF LONG-TERM CLINICAL STUDIES

     Patients have only been treated with TMR using The Heart Laser System since January 1990 and, as a result, there have been few long-term follow-up studies. If patients suffer harmful, long-term consequences from TMR using The Heart Laser System, our business, financial condition and operations will be adversely affected.

HISTORY OF OPERATING LOSSES AND NO ASSURANCE OF FUTURE PROFITABILITY

     PLC Systems Inc. was founded in 1987 and is still in the development stage. We have incurred operating losses in every year of our existence except 1995. We incurred net losses of $1,540,000 million for the year ended December 31, 1996 and $14,404,000 million for the year ended December 31, 1997. For the nine months ended September 30, 1998, we incurred a net loss of $13,344,000. As of September 30, 1998, we have an accumulated deficit of $64,877,000. We have not achieved profitability and expect to continue to incur net losses for at least the next fiscal year. Moreover, although our business is not seasonal in nature, our revenues tend to vary significantly from fiscal quarter to fiscal quarter.

GOVERNMENT REGULATIONS

     GENERAL

     The Heart Laser System and our manufacturing activities are subject to extensive and rigorous federal and state regulation in the United States and to similar regulatory requirements in other countries, including the European Community, Japan, and certain other countries. Without regulatory approval, we cannot market The Heart Laser System in that country. If granted, regulations may significantly restrict the use of The Heart Laser System. The process of obtaining and maintaining required regulatory approval is lengthy, expensive and uncertain.

     Regulations are also subject to change. Changes in existing regulations or adoption of new regulations could prevent or delay future regulatory approvals and could adversely affect the marketing of TMR using the Heart Laser System. We may not obtain necessary regulatory approvals on a timely basis or at all. Delays in regulatory approval, the failure to receive approval, the loss of previously received approval, or failure to comply with ongoing regulatory requirements may have a material adverse effect on our business, financial condition and operations.

     UNITED STATES

     In April 1998, we obtained a recommendation for Pre-Market Approval from an advisory panel of the FDA. The FDA advisory panel unanimously recommended Pre-Market Approval for The Heart Laser System for patients who suffer from severe, stable angina and whose condition is not amenable to conventional heart surgery techniques. As part of its recommendation, the FDA advisory panel recommended certain labeling conditions and post-market surveillance obligations. In August 1998, the FDA approved TMR using The Heart Laser System.

     Although the FDA has approved TMR using The Heart Laser System, the FDA can reverse its ruling and prohibit use of The Heart Laser System at any time. In particular, product approval could be withdrawn for failure to comply with regulatory standards or the occurrence of unforeseen problems with The Heart Laser System. We must adhere to the FDA's ongoing regulations, which set forth Quality System Regulations (formerly known as Good Manufacturing Practices) and require us to test, control and document marketing and use of The Heart Laser System. If we fail to comply with applicable Quality System Regulations or other regulatory requirements, we could be subject to sanctions, fines, delays or suspensions of approvals, injunctions against further distribution, seizures or recalls of products, adverse publicity, operating restrictions and criminal prosecutions.

     EUROPEAN COMMUNITY

     In 1995, we received approval for TMR using The Heart Laser System by the European Community. The CE Mark, which is similar to FDA approval, allows us to market TMR using The Heart Laser System in all European Community countries. Although we have received the CE Mark, the French Ministry of Health instituted a commercial moratorium on TMR in October 1997. In its opinion, the procedure is considered to be experimental and should only be performed within the context of a clinical study. An evaluation of the safety of TMR using The Heart Laser System is currently under review by a panel of French experts. We have provided our clinical results to the panel and are actively working to have this moratorium lifted. There is no assurance that we will be successful.

     ASIA

     We believe that Japan represents the largest potential market for TMR using The Heart Laser System in Asia. Prior to marketing The Heart Laser System in Japan, we must receive approval from the Japanese Ministry of Health. This approval requires a clinical study in Japan with at least 60 patients. We plan to submit the results of this study to the Japanese Ministry of Health in December 1998. There can be no assurance that this clinical study will be sufficient or that the Japanese Ministry of Health will grant approval for TMR using The Heart Laser System. Additional regulatory applications are pending in China, Taiwan and South Korea. We cannot be sure when, if at all, we will obtain regulatory approval in any particular country.

RELIANCE UPON PATENTS AND PROPRIETARY RIGHTS

     Since April 1992, we have received 17 United States patents, including 12 which relate to TMR using The Heart Laser System and its related technologies. Twelve additional United States patent applications are pending. We have also received eight patents internationally and have over 30 patent applications pending in international patent offices. We expect to continue to file domestic and foreign patent applications on various enhancements of The Heart Laser System. However, no assurance can be given that:

     *    the existing patents will be held valid if subsequently challenged;

     *    any additional patents will be issued; or

     * the scope of any patent protection will exclude competition or provide competitive advantages for TMR using The Heart Laser System.

Similarly, our competitors may receive patents which will prevent, limit or interfere with our sale and marketing of TMR using The Heart Laser System or will require us to pay our competitors significant fees or royalties to conduct our business. Any of these occurrences could have a material adverse effect on our business, financial condition and operations.

     The validity and breadth of claims covered in medical technology patents involve complex legal and factual issues and are highly uncertain. There has been substantial litigation regarding patent and other intellectual property rights in the medical device industry. We may be forced to incur substantial legal costs to enforce our patents, protect our trade secrets or know-how, defend against claimed infringement of the rights of our competitors and to determine the scope and validity of our proprietary rights. Adverse court rulings could cause us to incur significant liabilities, seek licenses from third parties and prevent us from manufacturing, selling or using our technology. Any of these results could have a material adverse effect on our business, financial condition and operations.

     We also rely upon unpatented proprietary technology and trade secrets that we seek to protect, in part, through confidentiality agreements with employees and other parties. These agreements may be breached leaving us without adequate remedies. Competitors may develop independently or otherwise acquire substantially equivalent proprietary technology and trade secrets. We may not be able to protect our rights in unpatented technology. Any disclosure of such information could have a material adverse effect on our business, financial condition and operations.

EXISTING PATENT LITIGATION

     In September 1996, CardioGenesis Corporation filed a civil lawsuit in the United States District Court for the Northern District of California seeking to have our synchronization patent declared invalid or to obtain a determination that it does not infringe on our patent. In October 1996, we filed an answer and counterclaim alleging that CardioGenesis infringes on our patent. Our counterclaim seeks both injunctive relief and monetary damages against CardioGenesis. In October 1997, CardioGenesis filed an amended complaint seeking to have our synchronization patent declared unenforceable. On December 2, 1998, the court dismissed a portion of CardioGenesis' amended complaint on summary judgment. CardioGenesis is not seeking monetary damages from us but may seek reimbursement of its legal expenses if successful in the lawsuit. Trial is scheduled to begin in January 1999.

     In January 1997, CardioGenesis filed a challenge to our European synchronization patent in the European Patent Office. In March 1997 we filed a response. In April 1997, we filed an infringement lawsuit against CardioGenesis in the Munich (Germany) District Court alleging infringement of our synchronization patent. An oral hearing has been scheduled in the Munich District Court for June 1999.

SECURITIES LAW LITIGATION

     In July 1997, an FDA advisory panel recommended against approval of our application to market The Heart Laser System. Following this recommendation, we were named as defendant in 21 purported class action lawsuits filed between August 1997 and November 1997 in the United States District Court for the District of Massachusetts. The lawsuits seek damages in connection with alleged violations of the federal securities laws. Nineteen of these complaints have been consolidated by the court into a single action for pretrial purposes and two suits have been dismissed. We have filed motions to dismiss all of the remaining claims. However, our motions to dismiss these claims may not be successful. We have also been named as a defendant in a lawsuit filed in Massachusetts Superior Court in September 1998. This suit seeks damages for alleged negligent misrepresentations and fraud. We cannot make a meaningful estimate of the amount or range of loss that could result from an unfavorable outcome of these lawsuits, but our results of operations, cash flows and financial position could be materially affected. We believe that we have valid defenses to these litigation matters and intend to conduct a vigorous defense.

POTENTIAL LIMITATIONS ON THIRD PARTY REIMBURSEMENT

     Purchasers of medical devices such as The Heart Laser System generally rely upon third party payors, such as Medicare, Medicaid and private insurance plans, to reimburse all or part of the costs and fees associated with patient health care services. Medicare and Medicaid (in some states) determine whether to provide coverage for a particular procedure and reimburse hospitals and surgeons for inpatient medical procedures. The Health Care Financing Administration, the agency responsible for administering the Medicare system, and most private insurers do not provide reimbursement for procedures that are determined to be experimental in nature or not considered "reasonable and necessary" for the condition being treated. In February 1997, the Health Care Financing Administration characterized TMR as experimental. As a result, Medicare currently will not reimburse hospitals and surgeons for TMR procedures performed on Medicare patients. We believe that approximately 50% of the patients who might benefit from TMR are insured by Medicare.

     Now that the FDA has approved TMR using The Heart Laser System, we have asked the Health Care Financing Administration to reinstate reimbursement for TMR. However, there can be no assurance that the Health Care Financing Administration will reinstate reimbursement for Medicare patients. Private insurers make their own determinations on whether to reimburse new medical procedures. We are also asking private insurers to reimburse hospitals and surgeons for TMR. Even if coverage is granted, private insurance reimbursement levels may still adversely affect the acceptance of TMR using The Heart Laser System. In addition, the market for TMR using The Heart Laser System could be adversely affected by future legislation to reform the nation's health care system or by changes in industry practices regarding reimbursement policy and procedures.

PRODUCT LIABILITY AND POSSIBLE INSUFFICIENCY OF INSURANCE

     We may be subject to product liability claims. A recent United States Supreme Court decision held that compliance with FDA regulations will not shield a company from common-law negligent design claims or manufacturing and labeling claims based on state rules. Although we have product liability insurance with an yearly aggregate maximum of $10 million, we cannot be sure that our insurance is adequate to cover any product liability law suits. Our insurance is expensive and in the future may not be available on acceptable terms, if at all. If a successful product liability claim or series of claims exceeded our insurance coverage, it would divert the attention of our key personnel, degrade the reputation and marketability of our technology and products, and could have a material adverse effect on our business, financial condition and operations.

RAPID TECHNOLOGICAL CHANGE

     Our industry is characterized by rapid technological change, frequent new product introductions and evolving industry standards. We expect new technologies and products to develop at a rapid pace. The introduction of products embodying new technologies and the emergence of new industry standards could render our product and technology obsolete. Our future success will depend upon our ability to develop and introduce a variety of product enhancements to address the increasingly sophisticated needs of our customers. We have experienced delays in releasing product enhancements and may experience delays in the future. Material delays in introducing product enhancements may cause customers to forego purchases of our product and purchase those of our competitors.

INTENSE COMPETITION

     Competition in the market for lasers used in the treatment of heart disease is intense and is expected to increase. We are aware of several other companies that have entered or have announced their intention to enter the market. Most of our competitors are using a different type of laser than ours (holmium and excimer lasers), but other companies may attempt to develop a carbon dioxide laser (similar to The Heart Laser System). Several of the companies that have entered the market are developing less invasive methods of TMR which may eliminate the need to make an incision in the patient's chest. These methods of performing TMR are in the early stages of development and may not be commercially available for several years.

     Our competitors may succeed in developing products that are more effective or less costly in treating heart disease than TMR using The Heart Laser System. The advent of new devices and procedures and advances in new drugs and genetic engineering may render TMR uncompetitive or obsolete.

DEPENDENCE ON STRATEGIC MARKETING AND SALES RELATIONSHIPS

     We believe that our success in penetrating our target markets depends on our ability to develop and maintain strategic relationships with hospital administrators, managed care executives, heart surgeons and other influential members of the medical community. We believe that these relationships are essential to validate our technology, facilitate broad market acceptance of our product, and enhance our sales, marketing and distribution capabilities. If we are unable to develop key relationships or maintain existing relationships, we may have difficulty promoting our surgical procedure and selling our product.

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS

     We market and sell our product in the United States and internationally. We have offices in Switzerland and Singapore to market and sell our product in those countries and surrounding regions. Our entry into international markets has required significant management attention and financial resources. We cannot be certain that our international sales and marketing efforts will produce meaningful revenues or profits.

     International operations are subject to inherent risks, including:

     *    the impact of recessions in economies outside the United States;

     *    unexpected changes in regulatory requirements;

     * increased cost and difficulty of staffing and managing foreign operations;

     * reduced protection for patents, trademarks and other intellectual property rights in some countries;

     *    potentially adverse tax consequences; and

     *    political and economic instability.

     Our international revenues are generally denominated in local currencies. We do not currently engage in currency hedging activities. Although exposure to currency fluctuations to date has been relatively insignificant, future fluctuations in currency exchange rates may adversely affect revenues from international sales.

YEAR 2000

     The Year 2000 problem is the result of computer programs that use two digits (rather than four) to define the applicable year. On January 1, 2000, computer equipment and programs that have time-sensitive software may not be able to distinguish whether "00" means 1900 or 2000. This could cause a major system failure or could create erroneous results. We could be unable to process transactions, send invoices, or engage in similar business activities. We may also be vulnerable to other companies' Year 2000 issues.

     During 1998, we developed and began to implement a Year 2000 compliance program. We identified six basic operational areas that have been and will continue to be examined:

     * financial systems, such as general ledger, accounts receivable and payable, inventory, order entry and purchasing;

     * computer hardware, including major hardware to operate the financial systems and our related operating software;

     *    operational and support systems, such as telephone equipment;

     *    secondary computer systems, including custom built software;

     * customers' compliance efforts, including whether our customers are Year 2000 compliant; and

     * suppliers' compliance efforts, including whether our suppliers are Year 2000 compliant.

We are presently evaluating the impact of the Year 2000 problem on our business operations, our interfaces with customers and vendors, and any modifications to products we have sold. We have tested our computer hardware equipment and software. We have tested The Heart Laser System and believe that it is Year 2000 compliant. Despite investigation and testing by us and our business partners, our products may contain errors or defects associated with Year 2000 date functions.

     In 1998, we spent approximately $200,000 on new enterprise resource planning system software that our vendor has represented is Year 2000 compliant. This new software system replaced substantially all of our previous financial software system. Our current estimates of the impact of the Year 2000 problem on our operations and financial results do not include costs and time that may be incurred as a result of our vendors' or customers' failure to become Year 2000 compliant. We believe that our new enterprise resource planning software substantially addresses our material Year 2000 risks; however, we are continuing to test our secondary systems and third party compliance efforts. We are unable to predict the extent to which our business will be adversely affected if our software or related computer systems experience a material Year 2000 failure. Known or unknown errors or defects that affect the operation of our software could result in delay or loss of revenue, cancellation of customer contracts, diversion of product development resources, damage to our reputation, increased service and warranty costs, and litigation costs. Any of these occurrences could have a material adverse effect on our business, financial condition and operations.

ABILITY TO ATTRACT GOOD EMPLOYEES AND DEPENDENCE UPON KEY PERSONNEL

     We intend to hire additional personnel in the next year and beyond. Competition for these individuals is intense, and we may not be able to attract or retain highly qualified personnel in the future. Our future success also depends upon the continued service of our executive officers and other key personnel. We are especially dependent upon the services of William C. Dow, our President and Chief Executive Officer. Moreover, we do not have a "key person" life insurance policy covering Mr. Dow. The loss of Mr. Dow would have a material adverse effect on our company.

DISCRETION AS TO USE OF PROCEEDS

     Our management can spend most of the proceeds from this offering in ways with which you may not agree. We cannot predict that the proceeds will be invested to yield a favorable return.

POSSIBILITY OF WIDE FLUCTUATIONS IN STOCK PRICE

     The market price of our Common Stock has fluctuated widely in the past and is likely to fluctuate in the future. In addition to the volatility of the overall securities markets, the market prices of the securities of companies in the medical technology and medical device manufacturing industry have been especially volatile. You may be unable to resell shares of our Common Stock at or above the current market price. In the past, companies that have experienced volatility in the market price of their stock have been the object of securities class action litigation. We have been the object of securities class action litigation and it could result in substantial costs and a diversion of our attention and resources.

RESTRICTIONS OF BRITISH COLUMBIA LAW

 POSSIBLE UNENFORCEABILITY OF JUDGMENTS AGAINST US AND OUR CANADIAN DIRECTORS

     We are incorporated under the laws of British Columbia. Under British Columbia law, you may not be able to enforce a judgment issued by courts in the United States against us or our Canadian directors.

     RESTRICTIONS ON ELECTION OF DIRECTORS

     Under British Columbia law, a majority of our directors must be residents of Canada and at least one director must be a resident of British Columbia. As a result, you may be limited with respect to the persons that you can nominate and elect as directors. In addition, our Articles provide for three classes of directors, with one-third elected each year for a three year term. These provisions may have the effect of delaying or preventing a corporate takeover or a change in our management. This could adversely affect the market price of your Common Stock.

ANTITAKEOVER PROVISIONS

     Provisions of our Certificate of Incorporation, our Memorandum and Articles and British Columbia law could make it more difficult for a third party to acquire us, even if the acquisition would be beneficial to you. Furthermore, these provisions could prevent you from realizing the premium return that stockholders may realize in conjunction with corporate takeovers.

SHARES ELIGIBLE FOR FUTURE SALE

     If our stockholders sell substantial amounts of our Common Stock (including shares to be issued upon the exercise or conversion of outstanding stock options, redeemable warrants and convertible debentures) in the public market following this offering, the market price of our Common Stock could fall. Such sales also might make it more difficult for us to sell equity or equity-related securities in the future at a price we deem appropriate.

     As of December 14, 1998 and before this offering, we have 19,739,647 shares of Common Stock outstanding. Of these shares, approximately 18,550,000 shares are eligible for sale in the public market.

ADDITIONAL SHARES RESERVED FOR FUTURE ISSUANCE

     We have reserved an additional 3,126,291 shares of Common Stock for future issuance upon exercise or conversion of outstanding options, redeemable warrants and convertible debt. If these securities are exercised or converted, you may experience significant dilution in the book value and earnings per share of your Common Stock.

NEED FOR ADDITIONAL FUNDING

     We believe that the proceeds from this offering and existing revenues will be sufficient to meet our cash requirements for the next 12 months. However, we may be unable to raise the total amount of proceeds covered by this Prospectus. Furthermore, we may have unforeseen problems in obtaining government approval and commercial acceptance of The Heart Laser System or we may incur unanticipated decreases in operating revenues or increases in expenses. Any of these events may adversely impact our capital resources, requiring us to raise additional funds to finance continued research and development, production, and sales efforts. In such an event, we will need to obtain financing through sale of debt or equity securities, bank financing, joint ventures or other means. We may not be able to raise additional capital upon satisfactory terms and our business, financial condition and operations could be adversely affected.

NO INTENTION TO PAY DIVIDENDS

     We have never paid any cash dividends on our Common Stock. We currently intend to retain all future earnings, if any, for use in our business and do not expect to pay any dividends in the foreseeable future.

                                 USE OF PROCEEDS

     We plan to use the net proceeds from the sale of the Common Stock for general corporate purposes, including working capital, capital expenditures, acquisitions, and the repayment or refinancing of debt. Each time we sell the Common Stock, we will provide a Prospectus Supplement that will contain information about how we intend to use the net proceeds from the Common Stock sold at that time.

                              PLAN OF DISTRIBUTION

     We may offer the Common Stock directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods.

     If underwriters are used in an offering of the Common Stock, we will execute an underwriting agreement with such underwriters and will set out the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a Prospectus Supplement. If an underwriting syndicate is used, the managing underwriter(s) will be set forth on the cover of a Prospectus Supplement. Common Stock will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If dealers are used in an offering of the Common Stock, we will sell the Common Stock to the dealers as principals. The dealers then may resell such shares of Common Stock to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be set forth in a Prospectus Supplement.

     If agents are used in an offering of the Common Stock, the names of the agents and the terms of the agency will be set forth in a Prospectus Supplement. Unless otherwise indicated in a Prospectus Supplement, the agents will act on a best-efforts basis for the period of their appointment.

     Dealers and agents named in a Prospectus Supplement may be deemed to be underwriters (within the meaning of the Securities Act of 1933) of the Common Stock described therein. Underwriters, dealers and agents, may be entitled to indemnification by our Company against certain liabilities (including liabilities under the Securities Act of 1933) under underwriting or other agreements. The terms of any indemnification provisions will be set forth in a Prospectus Supplement.

     We may solicit offers to purchase the Common Stock from, and sell the Common Stock directly to, institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resales thereof. The terms of any offer will be set forth in a Prospectus Supplement.

     Certain underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, our Company in the ordinary course of business, including refinancing of our indebtedness.

     If so indicated in a Prospectus Supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase our Common Stock pursuant to contracts providing for payment and delivery on a future date. We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of our Common Stock will not be illegal, at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.

     To facilitate an offering of a series of the Common Stock, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Common Stock. This may include over-allotments of the Common Stock. Over-allotments involve the sale by persons participating in the offering of more Common Stock than we have sold to them. In such circumstances, these persons would cover over-allotments by purchasing our Common Stock in the open market or by exercising their over-allotment options. In addition, such persons may stabilize or maintain the price of our Common Stock by bidding for or purchasing our Common Stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in any such offering may be reclaimed if the Common Stock they sell is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Common Stock at a level above that which might otherwise prevail in the open market. These transactions, if commenced, may discontinue at any time.

                                  LEGAL MATTERS

     Certain legal matters with respect to the Common Stock offered hereby will be passed upon for us by Brownstein Hyatt Farber & Strickland, P.C. of Denver, Colorado, and DuMoulin Black of Vancouver, British Columbia.

                                     EXPERTS

     The financial statements for the three years ended December 31, 1997, incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 1997, have been so incorporated in reliance upon the report of Ernst & Young LLP, independent auditors, which report is given on the authority of that firm as experts in auditing and accounting.

                                TABLE OF CONTENTS

                                                                Page
                                                                ----
Where You Can Find More Information...............................2
Note Regarding Forward-Looking Statements.........................2
PLC Systems Inc...................................................3
Risk Factors......................................................4
Use of Proceeds..................................................11
Plan of Distribution.............................................12
Legal Matters....................................................13
Experts  ........................................................13

                                  COMMON STOCK,
                                  NO PAR VALUE

                                PLC SYSTEMS INC.

                                   PROSPECTUS

                               DECEMBER ___, 1998

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following expenses incurred in connection with the sale of the securities being registered will be borne by the Registrant. Other than the SEC registration fee, the amounts stated are estimates.

         SEC Registration Fee............................... 3,336

         AMEX Filing Fee.................................... *

         Legal Fees and Expenses............................ *

         Accounting Fees and Expenses....................... *

         TOTAL.............................................. *

* To be filed by amendment.


ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The British Columbia Company Act (the "Company Act"), Section 128, enables a corporation, with the approval of the British Columbia Supreme Court, to indemnify a director or a former director of the Registrant, or a director or a former director of a corporation of which the Registrant is or was a shareholder, and his heirs and personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or to satisfy a judgment, actually and reasonably incurred by him, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action, or proceeding to which he is made a party by reason of being or having been a director, including an action brought by the Registrant or corporation if:

     (a) he acted honestly and in good faith with a view to the best interest of the corporation of which he is or was a director; and

     (b) in the case of a criminal or administrative action or proceeding, he had reasonable grounds for believing that his conduct was lawful.

     The Company Act also provides that a company may purchase and maintain insurance for a director or former director of the Registrant, or a director or former director of a corporation of which it is or was a shareholder, and his heirs and personal representatives, against liability incurred by him as a director or officer.

     The Memorandum and Articles of the Registrant provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding whether or not brought by the Registrant or by a corporation or other legal entity or enterprise whether civil, criminal or administrative, because he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in accordance with Section 128 of the Company Act.

     The Memorandum and Articles of the Registrant also provide that the Registrant shall indemnify any person other than a director with respect to any loss, damage, costs or expenses whatsoever incurred by him while acting as an officer, employee or agent for the Registrant unless such loss, damage, cost or expense shall arise out of failure to comply with instructions, willful act, or default or fraud by such person in any of which events the

Registrant shall only indemnify such persons if the directors in their absolute discretion so decide, or the Registrant by ordinary resolutions shall so direct.

     The indemnification provided by the Memorandum and Articles of the Registrant shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall benefit such person's heirs, executors and administrators.

     The Memorandum and Articles of the Registrant authorize the directors from time to time to cause the Registrant to give indemnities to any director, officer, employee, agent or other person who has undertaken or is about to undertake any liability on behalf of the Registrant or any corporation controlled by it.

     The Memorandum and Articles of the Registrant further provide that, subject to the Company Act, no director, officer or employee for the time being of the Registrant shall be liable for the acts, receipts, neglects or defaults of any other director, officer, or employee or for joining in any receipt or act for conformity, or for any loss, damages or expense happening to the Registrant through insufficiency or deficiency of title to any property acquired by order of the board for the Registrant, or for the insufficiency or deficiency of any security in or upon which any monies of or belonging to the Registrant shall be invested or for any loss or damages arising from the bankruptcy, insolvency or tortuous act of any person, firm or corporation with whom or which any monies, securities or effects shall be lodged or deposited or for any loss occasioned by any error of judgment or oversight on his part, or for any loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his own willful act of default, negligence, breach of trust or breach of duty.

     The Memorandum and Articles of the Registrant provide that the directors of the Registrant may rely upon the accuracy of any statement of fact represented by an officer of the Registrant to be correct, or upon statements in a written report of the auditor of the Registrant, and shall not be reasonable or held liable for any loss or damage resulting in the paying of any dividends or otherwise acting in good faith upon any such statement.

     The Memorandum and Articles of the Registrant permit the directors to cause the Registrant to purchase and maintain insurance for the benefit of any person who was or is a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability incurred by him as a director, officer, employee or agent.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. No dealer, salesman or any other person has been authorized in connection with this Offering to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Registrant. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the circumstances of the Registrant or the facts herein set forth since the date hereof.

ITEM 16.  EXHIBITS.

EXHIBIT
NUMBER                  DESCRIPTION OF DOCUMENT
-------                 -----------------------

3.1 Certificate of Incorporation, incorporated by reference to the Registrant's Registration Statement on Form S-1 (SEC File No. 33-48340), as previously filed with the Securities and Exchange Commission.
3.2 Memorandum and Articles (Bylaws), incorporated by reference to the Registrant's Registration Statement on Form S-1 (SEC File No. 33-48340), as previously filed with the Securities and Exchange Commission.
4.1 Form of Common Stock Certificate, incorporated by reference to the Registrant's Registration Statement on Form S-1 (SEC File No. 333-37335) and amendments thereto, as previously filed with the Securities and Exchange Commission.
5.1     Opinion of Brownstein Hyatt Farber & Strickland, P.C.*
5.2     Opinion of DuMoulin Black.*
12.1    Computation of Ratio of Earnings to Fixed Charges.*
23.1    Consent of Ernst & Young LLP.*
23.2    Consent of Brownstein Hyatt Farber & Strickland, P.C. (included in
        Exhibit 5.1)
23.3    Consent of DuMoulin Black. (included in Exhibit 5.2)
24.1 Power of Attorney (included in Part II of this Registration Statement under the caption "Signatures").
27.1    Financial Data Schedule.*
99.1 Convertible Debenture Purchase Agreement dated as of April 23, 1998 between Southbrook International Investment, Ltd., Brown Simpson
        Strategic Growth Fund, L.P. and Brown Simpson Strategic Growth Fund,
        Ltd. and the Registrant, incorporated by reference to the Registrant's
        Quarterly Report on Form 10-Q for the Quarter ended March 31, 1998 (File
        No. 1-11388), as previously filed with the Securities and Exchange
        Commission.
99.2 Form of Convertible Debenture, incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the Quarter ended March
        31, 1998 (File No. 1-11388), as previously filed with the Securities and Exchange Commission.
99.3 Form of Redeemable Warrant, incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the Quarter ended March
        31, 1998 (File No. 1-11388), as previously filed with the Securities and Exchange Commission.
99.4    Registration Rights Agreement dated as of April 23, 1998 between
        Southbrook International Investment, Ltd., Brown Simpson Strategic
        Growth Fund, L.P. and Brown Simpson Strategic Growth Fund, Ltd. and the
        Registrant, incorporated by reference to the Registrant's Quarterly
        Report on Form 10-Q for the Quarter ended March 31, 1998 (File No.
        1-11388), as previously filed with the Securities and Exchange
        Commission.

* To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.


ITEM 17.  UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

     Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)  The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Franklin, state of Massachusetts, on December 14, 1998.

                                 PLC SYSTEMS INC.
                                 a British Columbia corporation

                                 By:  /s/ WILLIAM C. DOW
                                    -----------------------------------------
                                 Name:   William C. Dow
                                 Title:  President, Chief Executive Officer and
                                         Director (PRINCIPAL EXECUTIVE OFFICER)

                                POWER OF ATTORNEY

     We, the undersigned officers and directors of PLC Systems Inc. hereby severally constitute William C. Dow and Robert Svikhart, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable PLC Systems Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated:

NAME                                        TITLE                                    DATE
----                                        -----                                    ----
    /s/ WILLIAM C. DOW               President, Chief Executive Officer       December 14, 1998
---------------------------------    and Director (PRINCIPAL EXECUTIVE
        William C. Dow               OFFICER)

   /s/ ROBERT SVIKHART               Chief Financial Officer and              December 14, 1998
---------------------------------    Treasurer (PRINCIPAL FINANCIAL
       Robert Svikhart               OFFICER AND PRINCIPAL ACCOUNTING
                                     OFFICER)

  /s/ EDWARD PENDERGAST              Chairman of the Board of Directors       December 14, 1998
---------------------------------
      Edward Pendergast

  /s/ HAROLD P. CAPOZZI              Director                                 December 14, 1998
---------------------------------
      Harold P. Capozzi


                                       19



 /s/  H.B. BRENT NORTON               Director                                December 14, 1998
---------------------------------
      H.B. Brent Norton, M.D.

 /s/  KENNETH J. PULKONIK             Director                                December 14, 1998
---------------------------------
      Kenneth J. Pulkonik

 /s/ ROBERT I. RUDKO                  Director                                December 14, 1998
---------------------------------
     Robert I. Rudko, Ph.D

 /s/ ROBERTS A. SMITH                 Director                                December 14, 1998
---------------------------------
     Roberts A. Smith, Ph.D


                                  EXHIBIT INDEX

EXHIBIT
NUMBER                       DESCRIPTION OF DOCUMENT
-------                      -----------------------
3.1     Certificate of Incorporation, incorporated by reference to the
        Registrant's Registration Statement on Form S-1 (SEC File No. 33-48340),
        as previously filed with the Securities and Exchange Commission.
3.2     Memorandum and Articles (Bylaws), incorporated by reference to the
        Registrant's Registration Statement on Form S-1 (SEC File No. 33-48340),
        as previously filed with the Securities and Exchange Commission.
4.1     Form of Common Stock Certificate, incorporated by reference to the
        Registrant's Registration Statement on Form S-1 (SEC File No. 333-37335)
        and amendments thereto, as previously filed with the Securities and
        Exchange Commission.
5.1     Opinion of Brownstein Hyatt Farber & Strickland, P.C.*
5.2     Opinion of DuMoulin Black.*
12.1    Computation of Ratio of Earnings to Fixed Charges.*
23.1    Consent of Ernst & Young LLP.*
23.2    Consent of Brownstein Hyatt Farber & Strickland, P.C. (included in
        Exhibit 5.1)
23.3    Consent of DuMoulin Black. (included in Exhibit 5.2)
24.1    Power of Attorney (included in Part II of this Registration Statement under the caption "Signatures").
27.1    Financial Data Schedule.*
99.1    Convertible Debenture Purchase Agreement dated as of April 23, 1998 between Southbrook International Investment, Ltd., Brown Simpson
        Strategic Growth Fund, L.P. and Brown Simpson Strategic Growth Fund,
        Ltd. and the Registrant, incorporated by reference to the Registrant's
        Quarterly Report on Form 10-Q for the Quarter ended March 31, 1998 (File
        No. 1-11388), as previously filed with the Securities and Exchange
        Commission.
99.2    Form of Convertible Debenture, incorporated by reference to the
        Registrant's Quarterly Report on Form 10-Q for the Quarter ended March
        31, 1998 (File No. 1-11388), as previously filed with the Securities and
        Exchange Commission.
99.3    Form of Redeemable Warrant, incorporated by reference to the
        Registrant's Quarterly Report on Form 10-Q for the Quarter ended March
        31, 1998 (File No. 1-11388), as previously filed with the Securities and
        Exchange Commission.
99.4    Registration Rights Agreement dated as of April 23, 1998 between
        Southbrook International Investment, Ltd., Brown Simpson Strategic
        Growth Fund, L.P. and Brown Simpson Strategic Growth Fund, Ltd. and the
        Registrant, incorporated by reference to the Registrant's Quarterly
        Report on Form 10-Q for the Quarter ended March 31, 1998 (File No.
        1-11388), as previously filed with the Securities and Exchange
        Commission.

* To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.


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